PROSKAUER ROSE LLP
Counsel for Former Debtors
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Scott K. Rutsky (SR-0712)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:                            :
                                  :         (Chapter 11)
GOLDEN BOOKS FAMILY               :         Case Nos. 99-10030
ENTERTAINMENT, INC., ET AL.,      :         Through 99-10032 (TLB)
                                  :
                        Debtors.  :         Jointly Administered
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                    NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF
                 DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION


          PLEASE TAKE NOTICE, that the Amended Joint Plan of Reorganization, dated May 13, 1999 (as amended, the "Plan"), of Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc. and Golden Books Home Video, Inc. (collectively, the "Debtors"), was confirmed by Order of this Court dated September 24, 1999.

          PLEASE TAKE FURTHER NOTICE, that the Effective Date of the Plan (as defined therein) occurred on January 27, 2000.

Dated:     New York, New York
           January 27, 2000

                                            PROSKAUER ROSE LLP
                                            Counsel for Former Debtors

                                            By:  /S/ ALAN B. HYMAN
                                                 -----------------
                                                     Alan B. Hyman (AH-6655)
                                                     A Member of the Firm